Exhibit 10







                                             As of June 1, 1995



     Mr. David L. Marshall
     28 Glenmoor Place
     Hilton Head Island
     South Carolina 29926

     Dear David:

               This will set forth the terms and conditions of your employment by The Pittston Company (the "Company") from and after the date of this agreement.

               1. Employment. The Company agrees to employ you, and you agree to serve in the Company's employ, on and subject to the terms and conditions hereinafter set forth, for the period commencing on the date of this agreement and ending on May 31, 1998 (the "Employment Period"). This agreement shall replace all prior and/or existing employment agreements between the Company and you, including, without limitation, the Agreement dated as of September 1, 1992, the Supplemental Agreement dated February 27, 1984, including any amendments or modifications to such agreements, the Agreement dated as of June 1, 1994 and the Amendment to the June 1, 1994 Agreement dated as of September 16, 1994 (together, the "Prior or Existing Agreements"). As of the effective date of the Employment Period, all such Prior or Existing Agreements shall terminate to the extent they have not already been terminated. It is understood that your employment pursuant to the terms and conditions of this Agreement shall continue notwithstanding your election as of June 1, 1996 to retire, an Early Retirement Date under the Pittston Pension Plan, which election you hereby confirm.

               2. Duties. Subject to the further provisions of this Section 2, during the Employment Period you will, as and to the extent hereinafter provided, render services to the Company and, at its request, to one or more of its affiliates ("Affiliates"). All such services will be rendered at the request of and subject to the direction and control of the Chairman of the Board of the Company. Such services may include, among other things, representation of the Company and its Affiliates in the negotiation and completion of mergers and acquisitions and the provision of advice to and consultation with members of management of the Company and its Affiliates with respect to various matters. In addition, you agree, if nominated and elected, to serve as a director of the Company.

               During the Employment Period you will use your best efforts to perform faithfully and efficiently the responsibilities assigned to you hereunder, except for temporary periods of illness or incapacity.

               It is understood and agreed, with respect to the services to the Company which you shall render pursuant to this Section 2, that

                 (i)  the Chairman of the Board will,
               insofar as reasonably practicable, consider your convenience in the timing of requests, and your failure or inability, by reason of temporary illness or other cause beyond your control, to respond to such requests during any such temporary period shall not be deemed to constitute a default on your part in the performance hereunder of such services; provided, however, that after June 1, 1996, the number of hours that you will be required to devote to fulfilling your obligations under this Agreement will be fewer than forty hours per calendar month; and

                (ii)  except as and to the extent that the
               Chairman of the Board or his designee may otherwise prescribe in writing, you shall not have any authority to negotiate or conclude any contracts on behalf of, or otherwise to bind, the Company or any of its Affiliates.

               3. Compensation. (a) During the Employment Period you will receive for all services to be rendered by you pursuant to Section 2 above (i) for the period ending May 31, 1996, a salary at the rate of $150,000 per year and
     (ii) thereafter a salary at the rate of $40,000 per year, payable in equal installments no less frequently than monthly.

               (b) Eligibility for Certain Benefit Plans. In addition to your salary, during the period ending May 31, 1996 you will be entitled to participate in the Company's Pension-Retirement Plan, Savings-Investment Plan and all other employee benefit plans in which you participate as of the day prior to the Employment Period, in accordance with the terms and conditions of each such plan. On and after June 1, 1996, you will participate in all employee benefit plans in which you will be eligible, but only in accordance with the terms and conditions of each such plan, subject to the provisions of Section 3(d) below. On and after June 1, 1996, the Company will provide you with $300,000 of group term life insurance.

               (c) Supplemental Retirement Benefit. You have been provided with a Supplemental Retirement Benefit pursuant to which you shall be entitled to receive a pension calculated in accordance with the provisions of the Pension-Retirement Plan of The Pittston Company and Its Subsidiaries (the "Pittston Pension Plan") (except that the limitations set forth in Section 13.01(a) thereof and in the second paragraph of Section 13.07 thereof shall be disregarded) with full credit for determining your benefit accrual for the period of your employment with Freeport-McMoRan Inc., the Company or any of their respective Affiliates (as hereinafter defined) or predecessor companies. The amount of such Supplemental Retirement Benefit will be offset by the following:

          --   the amount of any benefit payable to you in
                    respect to the Freeport-McMoRan Retirement Plan;

          --   the amount of any benefit payable to you under the
                    Pittston Pension Plan and any other pension plan of the Company; and

          --   the amount of any general offset specifically set
                    forth in the Pittston Pension Plan (it being understood and agreed that any such offset shall be applied without duplication of any offset (whether in respect of the Social Security taxable wage base or otherwise) taken into account in calculating benefits under such Plan).

     For purposes of determining the net Supplemental Retirement Benefit under this Section 3(c), the Supplemental Retirement Benefit before offset and the amount of the benefits which offset the Supplemental Retirement Benefit shall be calculated on an actuarially equivalent basis (i.e., assuming the same frequency of payments (e.g., monthly), the same commencement date for payments, and to the extent feasible the same form of annuity (e.g., single life annuity)).

               It is the intention of the parties that payments under this Section 3(c) shall be made to you (or your beneficiary) at such time and in such manner as provided for under the Pittston Pension Plan and that the procedures, terms and provisions of that Plan, generally, shall be applicable hereunder. The obligation of the Company under this Section 3(c) to provide a pension and the obligations of the Company under Section 4 below shall continue in effect notwithstanding the termination (for any reason) of your employment with the Company and its Affiliates.

               As used in this Agreement, the term "affiliate" shall have the meaning ascribed thereto in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of this Agreement.

               (d) Eligibility for Retiree Medical Benefits. In the event that your employment shall terminate for any reason, or if you shall, at any time, elect to retire on an Early Retirement Date under the Pittston Pension Plan, you shall be deemed to be eligible for early retiree medical coverage under the Company's Comprehensive Medical Expense Benefits Plan (the "Medical Plan"), anything in this Agreement or the Medical Plan to the contrary notwithstanding. The obligation of the Company under this
     Section 3(d) to provide such coverage shall continue in effect notwithstanding the termination of your employment with the Company and its Affiliates; provided, however, that nothing herein shall affect in any way the Company's right to make future changes in the Medical Plan or to terminate the Plan entirely; and provided, further, that any such change which relates to your eligibility for such coverage under the Plan (including the so-called "rule of 75") or which has the purpose or effect of discriminating against you or your beneficiaries as to benefits under such Plan shall not adversely affect such eligibility or benefits as applicable immediately prior to such change.

               (e) Business Expenses. During the Employment Period the Company shall, in accordance with policies then in effect with respect to payments of expenses, pay or reimburse you for all reasonable out-of-pocket travel and other expenses (other than ordinary commuting expenses) incurred by you in performing services hereunder. All such expenses shall be accounted for in such reasonable detail as the Company may require.

               4.  Supplemental Retirement Benefits; Change in
     Control. The provisions of this Section 4 shall be controlling, anything in the other provisions of this Agreement to the contrary notwithstanding.

               (a) In the event that a Change in Control (as hereinafter defined in subparagraph (b) of this Section 4 shall occur or the Company's Board of Directors shall in its discretion determine that a Change in Control is anticipated within 90 days from the date of such determination, the Company shall forthwith take such action as shall be necessary or appropriate to activate the trust agreement dated as of September 16, 1994 between the Company and The Chase Manhattan Bank (National Association), as trustee, by the payment in cash to the trustee under such trust agreement of the aggregate amount which A. Foster Higgins & Co. Inc. (or another nationally recognized firm of actuaries selected by the Board) shall determine, on the basis of mortality and other assumptions at the time applicable under the Pittston Pension Plan, to be required to provide all projected benefit obligations to you (or your beneficiary) under Section 3(c) of this Agreement, as of the date the Change in Control occurs or as of the date of such determination, as the case may be. All expenses and income and other taxes in connection with the establishment and operation of such trust shall be paid by the Company.

               (b) For purposes of this Section 4, a Change in Control shall be deemed to occur if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 20% of the total voting power in the election of directors of the Company of shares of all classes of Common Stock of the Company outstanding (exclusive of shares held by any corporation of which shares representing at least 50% of the ordinary voting power are owned, directly or indirectly by the Company) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Company's Board of Directors at any time within two years after any tender offer, exchange offer, merger, consolidation, share exchange, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that
     (i) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the board of directors of the corporation which shall thereafter be in control of the companies or other entities that were parties to or otherwise involved in such first Transaction, or (ii) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (i) and (ii).

               (c)  In addition to all other rights under
     applicable law, you shall, from and after the date on which a Change in Control shall occur or be anticipated as provided in subparagraph (b) above, have the right to bring an action to enforce the provisions of this Section 4 by seeking injunctive relief and/or damages, and the Company shall be obligated to pay or reimburse you to the extent that you prevail, in whole or in substantial part, for all reasonable expenses, including attorney's fees, in connection with such action.

               (d) The foregoing provisions of this Section 4 shall be construed liberally to the end that accrued benefits under this Section 4 shall be assured to the fullest extent practicable; provided, however, that nothing in this Section 4 shall be construed in a manner that would subject you to current taxation on establishment of the trust.

               (e) Nothing in this Section 4 shall of itself be deemed to increase the amount of any accrued benefits to which you shall have become entitled under Section 3(c) of this Agreement. The establishment and activation of the trust agreement referred to in subparagraph (a) of this
     Section 4 shall not be deemed to relieve the Company of its obligations to you under such Section 3(c) except pro tanto to the extent that amounts in respect thereof are paid under such trust agreement to you.

               5. Termination. (a) Death. This agreement shall terminate automatically upon your death.

               (b)  Cause.  The Company may terminate your
     employment for Cause. For purposes of this agreement, "Cause" means (i) an act or acts of dishonesty or disloyalty on your part which are intended to result in your substantial personal enrichment at the expense of the Company or any of its Affiliates or to adversely affect the business of any of them or (ii) a violation or violations by you of your obligations under Section 8 or Section 9 other than any insubstantial and inadvertent violation remedied by you promptly after receipt of notice thereof given by the Company.

               6.  Obligations of the Company upon Termination.

               (a) Death. If your employment is terminated by reason of your death, this agreement shall terminate without further obligations to your legal representatives under this agreement other than those obligations accrued hereunder at the date of your death.

               (b) Cause. If your employment is terminated for Cause, the Company shall pay you your full salary through the date of such termination at the rate in effect at such date., and the Company shall have no further obligations to you under Sections 3(a), (b) or (e) of this agreement; provided, however, that the Company's obligations under Sections 3(c) and (d) shall continue notwithstanding termination under either Section 6(a) or (b).

               7. Full Settlement. Subject to full compliance by the Company with all of its obligations under this agreement, this agreement shall be deemed to constitute the settlement of such claims as you might otherwise be entitled to assert against the Company by reason of the termination of your employment for any reason during or after the Employment Period, including, without limitation, all claims for discrimination on the basis of age, sex or race or for any other alleged violation of public policy arising out of such termination. The Company agrees to pay, to the fullest extent permitted by law, all expenses (including, without limitation, counsel fees) which you may reasonably incur as a result of your successful contest, by judicial proceedings or otherwise, of the validity or enforceability of, or liability under, any provision of this agreement. The parties acknowledge and agree that the foregoing constitutes a complete release of all such claims.

               8. Covenant Not to Compete. You agree that during the Employment Period and during the period ending two years thereafter (the "Non-Compete Period"), you shall not compete with any business then conducted by the Company or any Affiliate within the Pittston Services Group (the "Business"). For purposes of this Agreement, the term "compete" shall mean engaging in a business as a more than ten percent (10%) stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or any other individual or representative capacity if it involves:

                  (i)  engaging in the Business in
               competition with the Company or an Affiliate within the Pittston Services Group in any state of the United States in which the Company or any of such Affiliates (which shall mean for purposes of this Section 8 any such Affiliate in which the Company owns, directly or indirectly, an equity interest of twenty percent (20%) or more) operates at anytime during the Non-Compete Period; or

                 (ii)  rendering services or advice
               pertaining to the Business to or on behalf of any person, firm or corporation which is in competition with the Company or any Affiliate within the Pittston Services Group at any time during the Non-Compete Period in any state of the United States.

               In the event the restrictions against engaging in a competitive activity contained in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and over the maximum geographic area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

               Clauses (i) and (ii), above, are intended by the Company as separate and divisible provisions, and if for any reason any one is held to be invalid or unenforceable, neither the validity nor the enforceability of the other shall thereby be affected.

               9. Confidential Information. (a) You acknowledge that in the course of your employment you may receive, have access to, or develop confidential or proprietary information or trade secrets relating to the business of the Company or its Affiliates. You will hold in a fiduciary capacity for the benefit of the Company and such Affiliates all such confidential or proprietary information, secrets, knowledge or data relating to their respective businesses, including, without limitation, information relating to strategic plans, public and shareholder relations, marketing, pricing, purchasing of transportation (ground or air) arrangements, plans or programs, computer programs, communication systems, cost data, or customer lists, obtained by you prior to, during or after the Employment Period, and you will not, during the Employment Period or thereafter, communicate or divulge any such information, secrets, knowledge or data to any other person, firm or corporation without the prior written consent of the Chairman of the Board of the Company. All records, files, drawings, documents, notes, equipment and the like relating to the business or activities of the Company or any of such Affiliates which you shall prepare or use or come into contact with shall be and remain the sole property of the Company or such Affiliates, as the case may be, and upon termination of your employment with the Company all of such property shall be returned to the Company in accordance with the directions given by it.

               (b) Equitable Relief. You acknowledge that the foregoing provisions of Sections 8 and 9 are essential to the Company and are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates and that damages sustained by the breach of such provisions would cause irreparable harm to the Company because of the special services that have been performed by you and that recovery of damages at law would not be an adequate remedy. You further agree that the Company and its Affiliates, in addition to any other remedy which any of them may have under this agreement or at law, shall be entitled to injunctive and other equitable relief to prevent to curtail any breach of any such provision. If any provision of Sections 8 or 9 shall be deemed to be invalid, illegal or unenforceable as written by reason of the extent or duration thereof, or otherwise, the determining body or authority making such determination shall be empowered to reduce such provision so as to be enforceable to the greatest extent possible and, as so reduced, such provision shall then be deemed to be rewritten and enforced as reduced.

               (c)  The provisions of this Section 9 shall
     survive the termination of this agreement.

              10. Successors. (a) This agreement is personal to you and without the prior written consent of the Company shall not be assignable by you or otherwise than by will or the laws of descent and distribution. This agreement shall inure to the benefit of and be enforceable by your legal representatives.

               (b) This agreement shall inure to the benefit of and be binding upon the Company and its successors.

              11.  Governing Law.  This agreement shall be
     governed by and construed in accordance with the substantive and procedural law of New York without reference to principles of conflict of laws. The parties hereto agree that any dispute hereunder may be submitted to any court of competent jurisdiction in New York and for purposes thereof each party hereto submits to such jurisdiction.

              12. Miscellaneous. (a) This agreement contains the entire understanding with you with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, relating to such subject matter. This agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. The captions of this agreement are not part of the provisions hereof and shall have no force or effect.

               (b)  All notices and other communications
     hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepared, addressed as follows:

               If to you:

               28 Glenmoor Place
               Hilton Head Island
               South Carolina 29926


               If to the Company:

               100 First Stamford Place
               P. O. Box 120070
               Stamford, CT  06912-0070

               Attention:  Chairman of the Board

     or to such other address as either party shall have furnished to the other in writing in accordance herewith.
     Notices and communications shall be deemed to be given when mailed by certified or registered mail, return receipt requested.

               (c) The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement.

               (d) The Company may withhold from any amounts payable under this agreement such federal, state or local taxes for which withholding is provided pursuant to any applicable law or regulation.

               Please confirm that the foregoing is in accordance with our agreement.

                              Very truly yours,

                              THE PITTSTON COMPANY



                              By___________________________
                                   Chairman of the Board


               I hereby confirm that the foregoing is in accordance with our agreement.



                                   _________________________
                                       David L. Marshall


     Dated as of June 1, 1995